                                                   MICROVISION, INC.

                                  COMPUTATION OF NET LOSS AND PRO FORMA LOSS PER SHARE

                                                           Three months ended                   Nine months ended
                                                  Sepember 30, 1997 September 30, 1996 September 30, 1997   September 30, 1996
                                                  ----------------- ------------------ ------------------   ------------------
Net loss                                             ($1,172,000)         ($870,300)       ($3,506,100)         ($2,202,600)
                                                     ===========          =========        ===========          ===========

Shares used in computing net loss and pro forma net loss per share:

     Weighted average shares outstanding               5,791,700          4,230,400          5,784,300            3,719,400

     Common stock equivalent shares outstanding
     during the period                                                    1,328,300                               1,328,300

Pro forma effect of conversion of:

    7% Convertible Subordinated Notes due 1997                               42,200                                  42,200
                                                                          ---------                             -----------

                                                       5,791,700          5,600,900          5,784,300            5,089,900
                                                     ===========          =========        ===========          ===========

Net loss per share                                        ($0.20)                               ($0.61)
                                                     ===========                           ===========
Pro forma net loss per share                                                 ($0.16)                                 ($0.43)
                                                                          =========                             ===========
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